Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893
Roy_Morrow@lincolnelectric.com

Lincoln Electric Reports Record Sales Quarter of $727.1 Million;

1Q’12 Sales increase of 21.4%;

1Q Operating income increase of 54.1%;

1Q EPS of $0.76, an increase of 38.2%

First Quarter 2012 Highlights
▪ Sales were $727.1 million, an increase of 21.4% from the First Quarter 2011
▪ Operating income increased 54.1% to $91.7 million, or 12.6% of sales, from $59.5 million, or 9.9% of sales, in the First Quarter 2011
▪ Net income increased 36.9% to $64.2 million, or $0.76 per diluted share, from $46.9 million, or $0.55 per diluted share, in the First Quarter 2011
▪ Adjusted net income for 2012 increased 51.7% to $64.2 million, or $0.76 per diluted share, from $42.3 million, or $0.50 per diluted share, in 2011
▪ Net cash provided by operating activities in 2012 increased $62.5 million, or 373.0%, to $79.2 million

CLEVELAND, Ohio, U.S.A., April 24, 2012 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2012 net income of $64.2 million, or $0.76 per diluted share.  Sales were $727.1 million in the first quarter 2012 versus $599.2 million in the comparable 2011 period, an increase of 21.4%.  Operating income for the first quarter increased $32.2 million to $91.7 million, or 12.6% of sales, from $59.5 million, or 9.9% of sales, in the comparable 2011 period.

Net income for the first quarter 2012 was $64.2 million, or $0.76 per diluted share, compared with net income of $46.9 million, or $0.55 per diluted share, in the first quarter 2011.  The effective tax rate for the first quarter 2012 was 31.0% compared with 22.5% in 2011.  The first quarter 2011 included a favorable $4.8 million tax adjustment for tax audit settlements.

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Lincoln Electric Reports First Quarter 2012 Financial Results

“We are pleased to report excellent results for the first quarter of 2012,” said John M. Stropki, Chairman and Chief Executive Officer.  “Sales levels for the quarter were a record and overall profitability and operating cash flows improved significantly.  Our strong operating performance in the quarter was the result of improved product mix, better pricing dynamics in all of our business segments and the positive impact from recent acquisitions.  The continued strength in both sales and profitability during the quarter were particularly positive considering the ongoing economic challenges in many of our key markets.

“The excellent start to 2012 and improved results from all of our operating segments provides the Company with good momentum to capture available market opportunities in an uncertain economic and political environment.  We are seeing robust year over year sales growth with particular strength in equipment and automation.  We remain focused on our global growth strategies, which include acquisitions, new product introductions and increasing our commercial presence worldwide.  In addition, our ongoing attention to continuous improvements in our operations will provide the increased operating leverage and flexibility required to execute our long-term strategic objectives.”

Net cash provided by operating activities increased $62.5 million to $79.2 million in the first quarter from $16.7 million for the comparable period in 2011.  During the quarter, the Company repaid its $80.0 million senior unsecured note.  The Company also returned $34.3 million to shareholders through the payment of $14.2 million in dividends and the repurchase of $20.1 million, or 432,384 of the Company’s shares, for treasury during the three months ended March 31, 2012.

The Company’s Board of Directors declared a quarterly cash dividend of $0.17 per share, which was paid on April 13, 2012 to holders of record as of March 31, 2012.

Financial results for the first quarter 2012 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss the first quarter 2012 financial results is scheduled for today, Tuesday, April 24, 2012, at 11:00 a.m., Eastern Time.  An audio webcast of the call is accessible through the Company’s website at http://www.lincolnelectric.com/InvestorWebcasts/.

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Lincoln Electric Reports First Quarter 2012 Financial Results

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 44 manufacturing locations, including operations and joint ventures in 20 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

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Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

	Three Months Ended March 31,				Fav (Unfav) to Prior Year
	2012	% of Sales	2011	% of Sales	$	%
Net sales	$727,122	100.0%	$599,179	100.0%	$127,943	21.4%
Cost of goods sold	511,857	70.4%	437,741	73.1%	(74,116)	(16.9%)
Gross profit	215,265	29.6%	161,438	26.9%	53,827	33.3%
Selling, general & administrative expenses	123,615	17.0%	101,619	17.0%	(21,996)	(21.6%)
Rationalization and asset impairment charges (gains)	—	—	357	0.1%	357	100.0%
Operating income	91,650	12.6%	59,462	9.9%	32,188	54.1%
Interest income	883	0.1%	608	0.1%	275	45.2%
Equity earnings in affiliates	692	0.1%	830	0.1%	(138)	(16.6%)
Other income	866	0.1%	1,295	0.2%	(429)	(33.1%)
Interest expense	(1,172)	(0.2%)	(1,658)	(0.3%)	486	29.3%
Income before income taxes	92,919	12.8%	60,537	10.1%	32,382	53.5%
Income taxes	28,770	4.0%	13,595	2.3%	(15,175)	(111.6%)
Effective tax rate	31.0%		22.5%		(8.5% )
Net income including noncontrolling interests	64,149	8.8%	46,942	7.8%	17,207	36.7%
Noncontrolling interests in subsidiaries’ (loss) earnings	(94)	—	32	—	(126)	(393.8%)
Net income	$64,243	8.8%	$46,910	7.8%	$17,333	36.9%

Basic earnings per share	$0.77		$0.56		$0.21	37.5%
Diluted earnings per share	$0.76		$0.55		$0.21	38.2%

Weighted average shares (basic)	83,452		83,791
Weighted average shares (diluted)	84,608		84,878

Per share amounts and the weighted average number of common shares outstanding have been retroactively adjusted to give effect to the two-for-one stock split on May 31, 2011.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended March 31,
	2012	2011
Operating income as reported	$91,650	$59,462
Special items (pre-tax):
Rationalization and asset impairment charges (gains) (1)	—	357
Adjusted operating income (3)	$91,650	$59,819

Net income as reported	$64,243	$46,910
Special items (after-tax):
Rationalization and asset impairment charges (gains) (1)	—	281
Adjustment for tax audit settlements (2)	—	(4,844)
Adjusted net income (3)	$64,243	$42,347

Diluted earnings per share as reported	$0.76	$0.55
Special items	—	(0.05)
Adjusted diluted earnings per share (3)	$0.76	$0.50

Weighted average shares (diluted)	84,608	84,878

(1)             The three month period ended March 31, 2011 includes gains related to the sale of assets at rationalized operations offset by charges associated with severance and other costs from the consolidation of manufacturing operations initiated in 2009.

(2)             Represents a favorable adjustment for tax audit settlements.

(3)             Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Per share amounts and the weighted average number of common shares outstanding have been retroactively adjusted to give effect to the two-for-one stock split on May 31, 2011.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2012	December 31, 2011

Cash and cash equivalents	$300,838	$361,101
Total current assets	1,236,002	1,219,270
Property, plant and equipment, net	486,872	470,451
Total assets	2,022,311	1,976,776

Total current liabilities	453,922	471,042
Short-term debt (1)	22,547	101,418
Long-term debt	2,494	1,960
Total equity	1,265,629	1,193,242

Net Operating Working Capital	March 31, 2012	December 31, 2011

Accounts receivable	$430,448	$386,197
Inventory	401,374	373,238
Trade accounts payable	208,004	176,312
Net operating working capital	$623,818	$583,123

Net operating working capital to net sales (2)	21.4%	21.0%

Invested Capital	March 31, 2012	December 31, 2011

Short-term debt (1)	$22,547	$101,418
Long-term debt	2,494	1,960
Total debt	25,041	103,378
Total equity	1,265,629	1,193,242
Invested capital	$1,290,670	$1,296,620

Total debt / invested capital	1.9%	8.0%
Return on invested capital (3)	18.3%	16.9%

(1)             Includes current portion of long-term debt.

(2)             Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)             Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2012	2011
OPERATING ACTIVITIES:
Net income	$64,243	$46,910
Noncontrolling interests in subsidiaries’ (loss) earnings	(94)	32
Net income including noncontrolling interests	64,149	46,942
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	—	227
Depreciation and amortization	15,579	15,206
Equity loss (earnings) in affiliates, net	443	(362)
Other non-cash items, net	15,359	18,840
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(29,752)	(43,324)
Increase in inventories	(14,462)	(62,064)
Increase in trade accounts payable	23,341	55,553
Decrease in accrued pensions	(18,970)	(7,404)
Net change in other current assets and liabilities	19,075	(4,430)
Net change in other long-term assets and liabilities	4,402	(2,446)
NET CASH PROVIDED BY OPERATING ACTIVITIES	79,164	16,738

INVESTING ACTIVITIES:
Capital expenditures	(12,567)	(15,503)
Acquisition of businesses, net of cash acquired	(21,896)	(17,881)
Proceeds from sale of property, plant and equipment	210	142
NET CASH USED BY INVESTING ACTIVITIES	(34,253)	(33,242)

FINANCING ACTIVITIES:
Net change in borrowings	(83,998)	(1,319)
Proceeds from exercise of stock options	7,440	2,864
Tax benefit from exercise of stock options	2,983	715
Purchase of shares for treasury	(20,098)	(905)
Cash dividends paid to shareholders	(14,186)	(12,987)
NET CASH USED BY FINANCING ACTIVITIES	(107,859)	(11,632)

Effect of exchange rate changes on Cash and cash equivalents	2,685	3,358
DECREASE IN CASH AND CASH EQUIVALENTS	(60,263)	(24,778)
Cash and cash equivalents at beginning of period	361,101	366,193
Cash and cash equivalents at end of period	$300,838	$341,415

Cash dividends paid per share	$0.17	$0.155

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended March 31, 2012
Net sales	$381,329	$125,803	$92,563	$39,838	$87,589	$—	$727,122
Inter-segment sales	33,542	4,451	3,817	—	2,383	(44,193)	—
Total	$414,871	$130,254	$96,380	$39,838	$89,972	$(44,193)	$727,122

EBIT (1)	$69,519	$12,811	$2,573	$2,905	$7,153	$(1,753)	$93,208
As a percent of total sales	16.8%	9.8%	2.7%	7.3%	8.0%		12.8%

Special items charge (gain) (2)	$—	$—	$—	$—	$—	$—	$—

EBIT, as adjusted (3)	$69,519	$12,811	$2,573	$2,905	$7,153	$(1,753)	$93,208
As a percent of total sales	16.8%	9.8%	2.7%	7.3%	8.0%		12.8%

Three months ended March 31, 2011
Net sales	$280,757	$114,208	$87,560	$34,073	$82,581	$—	$599,179
Inter-segment sales	35,127	3,835	3,213	—	2,233	(44,408)	—
Total	$315,884	$118,043	$90,773	$34,073	$84,814	$(44,408)	$599,179

EBIT (1)	$46,636	$5,554	$127	$2,048	$6,543	$679	$61,587
As a percent of total sales	14.8%	4.7%	0.1%	6.0%	7.7%		10.3%

Special items charge (gain) (2)	$—	$358	$(1)	$—	$—	$—	$357

EBIT, as adjusted (3)	$46,636	$5,912	$126	$2,048	$6,543	$679	$61,944
As a percent of total sales	14.8%	5.0%	0.1%	6.0%	7.7%		10.3%

(1)                 EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)                 Special items include rationalization and asset impairment charges (gains).

(3)                 The primary profit measure used by management to assess segment performance is EBIT, as adjusted.  EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2011	Volume	Acquisitions	Price	Foreign Exchange		Net Sales 2012
Operating Segments
North America Welding	$280,757	$63,279	$27,318	$10,840	$(865)		$381,329
Europe Welding	114,208	3,800	8,322	5,362	(5,889)		125,803
Asia Pacific Welding	87,560	382	—	1,891	2,730		92,563
South America Welding	34,073	3,593	—	3,058	(886)		39,838
The Harris Products Group	82,581	5,378	—	770	(1,140)		87,589
Consolidated	$599,179	$76,432	$35,640	$21,921	$(6,050)		$727,122

% Change
North America Welding		22.5%	9.7%	3.9%	(0.3%	)	35.8%
Europe Welding		3.3%	7.3%	4.7%	(5.2%	)	10.2%
Asia Pacific Welding		0.4%	—	2.2%	3.1%		5.7%
South America Welding		10.5%	—	9.0%	(2.6%	)	16.9%
The Harris Products Group		6.5%	—	0.9%	(1.4%	)	6.1%
Consolidated		12.8%	5.9%	3.7%	(1.0%	)	21.4%